Filed Pursuant to Rule 424(b)(5)
Registration No. 333-139713

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 22, 2007)

3,500,000 Shares

Common Stock

We are offering 3,500,000 shares of our common stock, par value $0.001 per share.

Our common stock is listed on The NASDAQ Global Market under the symbol “ITMN”. On February 12, 2009, the reported last sale price of our common stock on The NASDAQ Global Market was $17.96 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the sections captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007 and in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, each of which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$ 16.35	$ 57,225,000
Underwriting discounts and commissions	$ 0.50	$ 1,750,000
Proceeds, before expenses, to us	$ 15.85	$ 55,475,000

The underwriter may also purchase up to an additional 525,000 shares of common stock from us on the same terms and conditions as set forth above to cover over-allotments, if any, within 30 days from the date of this prospectus supplement.

The underwriter expects to deliver the shares against payment on or about February 19, 2009.

UBS Investment Bank

The date of this prospectus supplement is February 12, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 22, 2007, provides more general information about our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement shall control.

Unless we indicate otherwise, references in this prospectus supplement to “InterMune,” “we,” “our” and “us” refer to InterMune, Inc.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering include trademarks, service marks and trade names owned by us or others. InterMune, Inc., the InterMune, Inc. logo and all other InterMune product and service names are trademarks of InterMune, Inc. in the United States and in other selected countries. All other trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering are the property of their respective owners.

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Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement.

About InterMune, Inc.

We are a biotechnology company focused on developing and commercializing innovative therapies in pulmonology and hepatology. Pulmonology is the field of medicine concerned with the diagnosis and treatment of lung conditions. Hepatology is the field of medicine concerned with the diagnosis and treatment of disorders of the liver. We now have the following key development programs in place: pirfenidone for idiopathic pulmonary fibrosis, or IPF, the hepatitis C virus, or HCV, protease inhibitor program and a new target in hepatology. We also market and sell Actimmune® for two rare congenital disorders. We have sustained losses in every year since inception and, as of September 30, 2008, we had an accumulated deficit of $723.1 million.

Approved Product

Our sole approved product is Actimmune®, approved for the treatment of patients with severe, malignant osteopetrosis and chronic granulomatous disease, or CGD. For the nine month period ended September 30, 2008, Actimmune accounted for all of our product revenue, and substantially all of this revenue was derived from physicians’ prescriptions for the off-label use of Actimmune in the treatment of IPF.

Research Programs

The following table summarizes our research programs:

Product	Description	Commercial rights	Status
Pirfenidone	Our lead compound for the treatment of IPF, an orally available small molecule.	Shionogi and Co. Ltd. (in Japan, Korea and Taiwan) InterMune (rest of the world rights that have been acquired)

In 2004, the U.S. Food and Drug Administration, or FDA, granted pirfenidone orphan drug status in the United States, and the European Medicines Agency, or EMEA, granted pirfenidone orphan drug designation in the European Union, for the treatment of IPF.

In May 2007, we completed enrollment of 779 patients with mild to moderate forms of IPF in our CAPACITY trial, including two separate, concurrent Phase III trials conducted at 110 centers in

Product	Description	Commercial rights	Status

North America and Europe. We announced results for the CAPACITY trials in February 2009 and intend to prepare an NDA for submission to the FDA followed by a Marketing Authorization Application submission to the EMEA as soon as possible.

ITMN-191	Our lead compound in hepatology, an orally available HCV protease inhibitor.	InterMune and Roche (co-commercialization in the United States) Roche (rest of the world)

In May 2007, we reported that ITMN-191 had completed dosing in a Phase Ia single ascending-dose, or SAD, trial in 64 healthy volunteers.

The Phase Ib clinical trial began in September 2007, and we announced top-line viral kinetic and safety results from the first four treatment-naïve dose cohorts of the Phase Ib clinical trial in April 2008.

In May 2008, we initiated a 14-day study of ITMN-191 with standard of care therapy and in January 2009 announced top-line results from all six completed dosage cohorts.

In November 2008, we, together with Roche and Pharmasset, Inc. announced the initiation of INFORM-1, a dual combination clinical trial investigating the combination of two oral antiviral molecules in the absence of interferon. The initial study will evaluate the safety and combined antiviral activity of ITMN-191 and R7128, a polymerase inhibitor, in 14 days of combination therapy in treatment-naïve patients infected with HCV genotype 1.

Actimmune	A product approved by the FDA only for the treatment of two rare congenital disorders: chronic granulomatous disease and severe, malignant osteopetrosis.	InterMune (United States, Canada and certain rights in Japan)

Actimmune is the only FDA approved therapy for CGD and severe, malignant osteopetrosis, and we are not aware of any competitive products available or in development for these indications.

In the United States, Actimmune is sold primarily to distributors and specialty pharmacies who distribute directly to patients.

Risk Factors

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” included in this prospectus supplement.

Company Information

We were incorporated in California in 1998 and reincorporated in Delaware in 2000 upon becoming a public company. On April 26, 2001, we changed our name from InterMune Pharmaceuticals, Inc. to InterMune, Inc. Our principal executive offices are located at 3280 Bayshore Boulevard, Brisbane, California 94005. Our telephone number is (415) 466-2200. Our website address is www.InterMune.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The offering

Common stock offered by InterMune	3,500,000 Shares

Common stock to be outstanding immediately after this offering	42,801,861 Shares

Use of proceeds	Funding activities related to the development of our pipeline portfolio, including advancement of our product candidates, and for other general corporate and working capital purposes. See “Use of Proceeds” on page S-7.

Risk factors	See “Risk Factors” beginning on page S-5 for a discussion of factors that you should consider before buying shares of our common stock.

The Nasdaq Global Market Symbol	“ITMN”

The foregoing discussion and table are based on 39,301,861 shares of common stock issued and outstanding as of September 30, 2008 and exclude:

➢	5,076,937 shares of our common stock issuable upon exercise of outstanding options as of September 30, 2008 under our stock option plans at a weighted average exercise price of $18.71 per share;

➢

5,000 shares of our common stock available for future issuance under our 1999 Equity Incentive Plan, 496,903 shares available for future issuance under our 2000 Equity Incentive Plan, 1,646,076 shares available for future issuance under our 2000 Employee Stock Purchase Plan and 154,269 shares available for future issuance under our 2000 Non-Employee Directors’ Stock Option Plan as of September 30, 2008; and

➢	8,431,524 shares of common stock issuable upon conversion of our convertible debt (assuming that the debt had been converted as of September 30, 2008).

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 525,000 additional shares of our common stock within 30 days after the date of this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors described under the sections captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007 and in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Forward-looking statements

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, statements in the discussions about:

➢	product and product candidate development;

➢	governmental regulation and approval;

➢	sufficiency of our cash resources;

➢	future revenue, including those from product sales and collaborations, and future expenses;

➢	our research and development expenses and other expenses;

➢

the timing and payment of settlement amounts pursuant to our Civil Settlement Agreement with the government and potential restrictions on our business related to the Deferred Prosecution Agreement and Corporate Integrity Agreement with the government;

➢	the timing and payment of milestone payments under the Collaboration Agreement with Roche; and

➢	our operational and legal risks.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those referenced in “Risk Factors” above. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of proceeds

Based upon a public offering price of $16.35 per share, we estimate that the net proceeds we will receive from the sale of shares of our common stock in this public offering will be approximately $55.2 million ($63.5 million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from this public offering. We currently intend to use the net proceeds from the sale of our common stock in this offering for funding activities related to the development of our pipeline portfolio, including advancement of our product candidates, and for other general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Although we currently have no material agreements or commitments with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

The amounts and timing of these expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, actions of regulatory authorities, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

The terms of our 2006 settlement with the U.S. Department of Justice require us to apply a portion of the proceeds of this offering towards an accelerated payment to the U.S. Department of Justice. Based on the estimated net proceeds to us from this offering, assuming the underwriters’ over-allotment option is exercised in full, we anticipate that we may be required to make an accelerated payment to the U.S. Department of Justice of approximately $4.4 million.

We intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities until we are ready to use them.

Dilution

Our net tangible book value (deficit) as of September 30, 2008 was $(92.3) million, or approximately $(2.35) per share. Net tangible book value (deficit) per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of September 30, 2008. Dilution in net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value (deficit) per share of our common stock immediately after this public offering. After giving effect to the sale of 3,500,000 shares of common stock in this public offering at a public offering price of $16.35 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2008 would have been approximately $(37.2) million, or approximately $(0.87) per share. This represents an immediate dilution of $17.22 per share to new investors purchasing shares of common stock in this public offering. The following table illustrates this dilution:

Public offering price per share		$16.35
Net tangible book value (deficit) per share as of September 30, 2008	$(2.35)
Increase per share attributable to new investors	1.48
As adjusted, net tangible book value per share as of September 30, 2008 after giving effect to this public offering		(0.87)
Dilution per share to new investors		$17.22

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 39,301,861 shares of common stock issued and outstanding as of September 30, 2008 and exclude:

➢	5,076,937shares of our common stock issuable upon exercise of outstanding options as of September 30, 2008 under our stock option plans at a weighted average exercise price of $18.71 per share;

➢

5,000 shares of our common stock available for future issuance under our 1999 Equity Incentive Plan, 496,903 shares available for future issuance under our 2000 Equity Incentive Plan, 1,646,076 shares available for future issuance under our 2000 Employee Stock Purchase Plan and 154,269 shares available for future issuance under our 2000 Non-Employee Directors’ Stock Option Plan as of September 30, 2008; and

➢	8,431,524 shares of common stock issuable upon conversion of our convertible debt (assuming that the debt had been converted as of September 30, 2008).

Underwriting

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through UBS Securities LLC, the sole underwriter for this offering. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase all of the 3,500,000 shares of common stock being offered.

The underwriting agreement provides that the underwriter must buy all of the shares if it buys any of them.

Our common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of our common stock by the underwriter; and

➢	the underwriter’s right to reject orders in whole or in part.

In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically. Sales of shares made outside the United States may be made by affiliates of the underwriter.

Commissions and Discounts

Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms.

Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $300,000.

No Sales of Similar Securities

We and our current executive officers and directors have entered into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC, subject to limited exceptions, sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. In our case, these limited exceptions include the issuance of common stock upon the exercise of outstanding options or warrants or convertible notes and the issuance of restricted stock to employees that does not vest during the lock-up period or employee stock options not exercisable during the lock-up period pursuant to our equity compensation plans. For our current executive officers and directors, these limited exceptions include any sales made pursuant to Rule 10b5-1 sales plans, any bona fide gifts, provided that the recipient agrees in writing to be bound by the terms of the lock-up agreement, or dispositions to any trust for the direct or indirect benefit of the executive officer or director or his or her immediate family,

Underwriting

provided that the trust agrees in writing to be bound by the terms of the lock-up agreement. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Notwithstanding the above, if: (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by the lock-up agreements shall continue to apply until the expiration of the date that is 15 calendar days plus three business days issuance of the earnings release or the occurrence of the material news or material event.

Indemnification and Contribution

We have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriter and its controlling persons may be required to make in respect of those liabilities.

The NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “ITMN.”

Price Stabilization, Short Positions, Passive Market Making

In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

➢	receipt and acceptance of our common stock by the underwriter;

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	syndicate covering transactions; and

➢	passive market making.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of common stock while this offering is in progress. These transactions may also include making short sales of our shares, which involves the sale by the underwriter of a greater number of shares of our common stock than it is required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales.

Underwriting

The underwriters must close out any short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our shares of common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. The underwriter may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, the underwriter (and selling group members) may engage in passive market making transactions in our common stock on The NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Affiliations

UBS Securities LLC and its affiliates have provided and may provide certain commercial banking, financial advisory or investment banking services for us for which they receive fees. UBS Securities LLC and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Notice to investors

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, the shares may not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, the shares may be offered to the public in that Relevant Member State at any time:

➢	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

➢

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

➢	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The shares may not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done in relation to the shares, in, from or otherwise involving the United Kingdom. In addition, each underwriter may only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement may only be directed at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, investment or investment activity to

Notice to investors

which this prospectus supplement relates may be made available only to, and may be engaged only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above).

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; Shares may not be offered or sold, directly or indirectly, to the public in France except to permitted investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in Article 1 of Decree N7 2004-1019 of September 28, 2004 and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement or any other materials related to the offer or information contained therein relating to the shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any common stock acquired by any Permitted Investors may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monétaire et Financier and applicable regulations thereunder.

Italy

The offering of the shares has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) pursuant to Italian securities legislation and, accordingly, the shares may not be offered, sold or delivered, nor may copies of this prospectus supplement or any other documents relating to the shares or the offering be distributed in Italy other than to professional investors (operatori qualificati), as defined in Article 31, paragraph 2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No. 11522.

Any offer, sale or delivery of the shares or distribution of copies of this prospectus supplement or any other document relating to the shares or the offering in Italy may only be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, may only be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended, or the Italian Banking Law, Legislative Decree No. 58 of February 24, 1998, as amended, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing shares in the offering is solely responsible for ensuring that any offer or resale of shares it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus supplement and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third party resident located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Notice to investors

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospective Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

Germany

Shares may not be offered or sold or publicly promoted or advertised by any underwriter in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act (Wertpapierprospektgestz—WpPG) of June 22, 2005, as amended, or of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

Spain

Neither the shares nor this prospectus supplement have been approved or registered in the administrative registries of the Spanish National Securities Exchange Commission (Comisión Nacional del Mercado de Valores). Accordingly, the shares may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of articles 30bis of the Spanish Securities Markets Law of 28 July 1988 (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act (lagen (1991:980) om handel med finasiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Switzerland

The shares may not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland and neither this prospectus supplement nor any other solicitation for investments in the shares may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the underwriters’ prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss Exchange and may not comply with the information standards required thereunder. The shares will not be listed on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The shares offered hereby have not been registered with the Swiss Federal Banking Commission and have not been authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of the shares.

Validity of common stock

The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Cooley Godward Kronish LLP, Palo Alto, California, is counsel for the underwriter in connection with this offering.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below (Commission File No. 0-29801) and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act as of 1934, as amended, between the date of this prospectus supplement and the termination of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

➢	Our annual report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on March 14, 2008;

➢

The information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2007 from our definitive proxy statement on Schedule 14A, filed with the Commission on April 11, 2008;

➢	Our quarterly report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008;

➢	Our quarterly report on Form 10-Q for the quarter ended June 30, 2008 filed with the Commission on August 7, 2008;

➢	Our quarterly report on Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on November 10, 2008;

➢

Our current reports on Form 8-K filed with the Commission on March 5, April 1, April 2, April 14, May 13, May 29, June 10, June 18, June 24, September 2 and October 16, 2008 and January 12 and February 3, 2009; and

➢

The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on March 6, 2000, including any amendments or reports filed for the purpose of updating such description.

Where you can find more information

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Investor Relations Department at InterMune, Inc., at 3280 Bayshore Boulevard, Brisbane, CA 94005, telephone: (415) 466-2200.

PROSPECTUS

$175,000,000

InterMune, Inc.

Debt Securities, Common Stock,

Preferred Stock and Warrants

7,357,549 Shares

Common Stock

We may from time to time sell any combination of debt securities, preferred stock, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $175,000,000.

Warburg, Pincus Equity Partners, L.P. and its affiliates may sell up to 7,357,549 shares of our common stock as selling stockholders under this prospectus and any prospectus supplement, from time to time, in one or more offerings. We will not receive any proceeds from such sales.

This prospectus provides a general description of the securities we may offer. Each time we or the selling stockholder sells securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We or the selling stockholder will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. We will not receive any proceeds of any sale by the selling stockholder.

Our common stock is traded on the Nasdaq National Market under the symbol “ITMN”. On December 27, 2006, the closing price of our common stock was $30.40.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2007.

About this prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $175,000,000, and the selling stockholder may sell shares of common stock. This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we or the selling stockholder sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information”.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

About InterMune

We are a biotech company focused on developing and commercializing innovative therapies in pulmonology and hepatology. Pulmonology is the field of medicine concerned with the diagnosis and treatment of lung conditions. Hepatology is the field of medicine concerned with the diagnosis and treatment of disorders of the liver. During the past several years, we have reorganized our business by curtailing new investment in non-core areas and focusing our development and commercial efforts in pulmonology and hepatology. Until December 2005, our revenue base was provided primarily from the sales of two products, Actimmune@ (interferon gamma-1b) and Infergen@ (consensus interferon alfacon-1). As part of our efforts to refocus our corporate strategy, we completed the sale of the Infergen@ product, including related intellectual property rights and inventory, to a wholly-owned subsidiary of Valeant Pharmaceuticals International in December 2005. We currently have the following key development programs: Actimmune@ for IPF, pirfenidone for IPF, the HCV protease inhibitor program and a new target in hepatology.

We were incorporated in California in 1998 and reincorporated in Delaware in 2000 upon becoming a public company. On April 26, 2001, we changed our name from InterMune Pharmaceuticals, Inc. to InterMune, Inc. Our principal executive offices are located at 3280 Bayshore Boulevard, Brisbane, California 94005. Our telephone number is (415) 466-2200. Our website address is www.InterMune.com. Information contained in our website is not a part of this prospectus. References in this prospectus to “InterMune”, “we”, “us” and “our” refer to InterMune, Inc.

Risk factors

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” or “Additional Factors That May Affect Future Results” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information”.

Forward-looking statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in “Risk Factors” above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Ratio of earnings to fixed charges

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Nine months ended September 30, 2006	Year ended December 31,
		2005	2004	2003	2002	2001
		in millions
Deficiency of earnings available to cover fixed charges	$(84.9)	$(57.6)	$(45.0)	$(87.5)	$(134.3)	$(108.4)

Use of proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities. We will not receive any proceeds form the resale of common stock to be offered by the selling stockholder.

Plan of distribution

We and/or the selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling stockholder may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We and/or the selling stockholder may distribute the securities from time to time in one or more transactions:

➢	at a fixed price or prices, which may be changed;

➢	at market prices prevailing at the time of sale;

➢	at prices related to such prevailing market prices; or

➢	at negotiated prices.

We and/or the selling stockholder may solicit directly offers to purchase the securities being offered by this prospectus. We and/or the selling stockholder may also designate agents to solicit offers to purchase the securities from time to time. We and/or the selling stockholder will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we and/or the selling stockholder utilize a dealer in the sale of the securities being offered by this prospectus, we and/or the selling stockholder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).

The selling stockholder may also resell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided the selling stockholder meets the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and the selling stockholder may sell the shares through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or the selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us, the selling stockholder or others to settle

Plan of distribution

those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and the selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The selling stockholder, underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, and dealers may be entitled under relevant agreements with us or the selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholder, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholder.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or the selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

Selling stockholder

The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of December 27, 2006, the number of shares which may be offered pursuant to this prospectus and the number of shares to be owned by the selling stockholder after this offering. The selling stockholder may sell up to 7,357,549 shares of our common stock pursuant to this prospectus. Since the selling stockholder may offer all, some or none of its common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholder after the offering can be provided. In addition, since the date the selling stockholder provided information regarding its ownership of the shares, it may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, when necessary, any changed information will be set forth in a prospectus supplement to this prospectus.

On October 29, 2004, we entered into an Amended and Restated Standstill Agreement with Warburg, Pincus Equity Partners, L.P. and certain of its affiliates (“Warburg Pincus”) that permits Warburg Pincus to acquire up to 25% of our outstanding common stock in the open market. Under this agreement, Warburg Pincus may acquire up to 25% of our outstanding common stock and we have granted Warburg Pincus certain registration rights with respect to its holdings. The restriction on Warburg Pincus’ acquisition of additional shares of our common stock expires on October 29, 2007. In exchange for allowing Warburg Pincus to increase its ownership stake, Warburg Pincus has granted the independent members of our board of directors the right to vote the shares of our common stock owned by Warburg Pincus in excess of 19.9%. In addition, Warburg Pincus has agreed to certain limitations on the manner in which it may dispose of its ownership interest in our company. Jonathan S. Leff, a member of our board of directors, is a managing director of Warburg Pincus LLC and a partner of Warburg Pincus & Co., which are affiliates of Warburg, Pincus Equity Partners, L.P.

The information below is based upon information provided by the selling stockholder.

Name	Total number of shares held(1)	Maximum number of shares available pursuant to this prospectus(1)	Shares owned after offering number(2)	Percentage(3)
Warburg, Pincus Equity Partners, L.P.(4)	7,357,549	7,357,549	0	0%

(1)	Based on information available as of December 27, 2006.
(2)	Assumes the sale of all shares of common stock offered by this prospectus.
(3)	Based on 34,160,126 shares of common stock outstanding as of December 15, 2006.
(4)	Warburg, Pincus Equity Partners, L.P. includes two affiliated partnerships, or, together, WPEP. Warburg, Pincus Partners LLC, is the general partner of WPEP. WPEP is managed by Warburg Pincus LLC. Charles R. Kaye and Joseph P. Landy are the managing general partners of Warburg Pincus & Co., the sole member of Warburg, Pincus Partners LLC, and managing members of War-burg Pincus LLC and may be deemed to control both entities. Each of Mr. Kaye and Mr. Landy disclaims beneficial ownership of all shares owned by Warburg Pincus entities. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York, 10017.

Description of debt securities

The debt securities covered by this prospectus will be our senior or subordinated debt securities issued under one or more separate senior or subordinated indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indentures. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement which includes the prospectus. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities”. In this description of debt securities, the words “we”, “us” or “our” refer only to InterMune and not to any of our subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series.

The prospectus supplement will set forth:

➢	whether the debt securities will be senior or subordinated;

➢	the offering price;

➢	the title;

➢	any limit on the aggregate principal amount;

➢	the person who shall be entitled to receive interest, if other than the record holder on the record date;

➢	the date the principal will be payable;

➢	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

➢	the place where payments may be made;

➢	any mandatory or optional redemption provisions;

➢	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

➢

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

➢	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

➢	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

Description of debt securities

➢	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

➢	any conversion or exchange provisions;

➢	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

➢	whether the debt securities will be issuable in the form of a global security;

➢	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

➢	any deletions of, or changes or additions to, the events of default or covenants; and

➢	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

➢	the debt securities will be registered debt securities; and

➢	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 or an integral multiple of $2,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

➢

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

➢	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

➢	be registered in the name of a depositary that we will identify in a prospectus supplement;

➢	be deposited with the depositary or nominee or custodian; and

Description of debt securities

➢	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

➢	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

➢	an event of default is continuing; or

➢	any other circumstances described in a prospectus supplement occurs.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

➢	will not be entitled to have the debt securities registered in their names;

➢	will not be entitled to physical delivery of certificated debt securities; and

➢	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “partici-pants”. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

Description of debt securities

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, merger and sale of assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

➢	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

➢	the successor assumes our obligations on the debt securities and under the indenture;

➢	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

➢	certain other conditions are met.

Events of default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days when due;

(3) failure to deposit any sinking fund payment within 30 days of when due;

(4) failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5) our bankruptcy, insolvency or reorganization; and

(6) any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Description of debt securities

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

➢	change the stated maturity of any debt security;

➢	reduce the principal of, premium, if any, on or interest on any debt security;

➢	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

➢	reduce the rate of interest on any debt security;

➢	change the currency in which any debt security is payable;

➢	impair the right to enforce any payment after the stated maturity or redemption date;

Description of debt securities

➢	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

➢	waive a redemption payment or modify any of the redemption provisions of any debt security;

➢	adversely affect the right, if any, to convert any debt security; or

➢	change the provisions in the indenture that relate to modifying or amending the indenture.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

➢	to cure any ambiguity, defect or inconsistency;

➢	to provide for uncertificated securities in addition to or in place of certificated securities;

➢	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

➢	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

➢	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

➢

to conform the text of the indentures to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indentures;

➢	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

➢	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

➢	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities. Each indenture contains a provision that permits us to elect:

➢	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

➢	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1) the subordination provisions under the subordinated indenture; and

(2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash

Description of debt securities

and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Regarding the trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”). The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

Description of debt securities

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

➢

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

➢

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

➢	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

➢

in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness (except that holders of notes may receive and retain subordinated debt securities and payments made from either of the trusts described under “Satisfaction and Discharge; Defeasance”).

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Description of debt securities

Certain definitions

“permitted junior securities” means:

(1) equity interests in InterMune; or

(2) debt securities that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than, the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

➢

indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

➢	our indebtedness to any of our majority-owned subsidiaries, and

➢	the subordinated debt securities.

Description of common stock

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information”.

We have authority to issue 70,000,000 shares of common stock, $0.001 par value per share. As of December 15, 2006, we had 34,160,126 shares of common stock outstanding.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may apply to any outstanding preferred stock, holders of common stock may receive ratably any dividends that the board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of preferred stock that may be outstanding. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Delaware Law, our charter documents and rights agreement

The following paragraphs summarize certain provisions of the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our Certificate of Incorporation and Bylaws, copies of which are on file with the SEC and are exhibits to the registration statements of which this prospectus is a part. See “Where You Can Find More Information”.

Our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”) contain provisions that, together with the ownership position of our officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.

Director liability

Our Certificate of Incorporation limits the personal liability of our directors to our company and our stockholders to the fullest extent permitted by applicable law. The inclusion of this provision in our Certificate of Incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care.

Stockholder action and meetings of stockholders

In addition, our Certificate of Incorporation and Bylaws provide that stockholders wishing to propose business to be brought before a meeting of stockholders will be required to comply with various advance notice requirements In addition, a special meeting of the stockholders may only be called by our Chairman, our Chief Executive Officer or a resolution adopted by a majority of the total number of

Description of common stock

directors. Finally, our Certificate of Incorporation and Bylaws will not permit stockholders to take any action without a meeting.

Classified board of directors

Our Certificate of Incorporation provides for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of InterMune as determined by the board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of us. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder, unless:

➢

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

➢

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

➢

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

➢	any merger or consolidation involving the corporation and the interested stockholder;

➢	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

➢	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

➢

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

➢	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Description of common stock

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Our board of directors has taken all actions necessary to render inapplicable the provisions of Section 203, solely as it relates to the acquisition by Warburg, Pincus Equity Partners, L.P. and certain of its affiliates (collectively, the “Warburg Group”) of beneficial ownership of up to 25.0% of our common stock.

Stockholder rights plan

In July 2001, our board of directors adopted a stockholder rights plan (the “Rights Plan”), commonly referred to as a “poison pill”. Pursuant to the Rights Plan, each share of our common stock also includes one share purchase right (collectively, the “Rights”). Generally, the Rights would become exercisable upon the earlier of (i) the date of a public announcement that a person, entity or group has acquired beneficial ownership of 20% or more of our outstanding common stock (25% in the case of the Warburg Group), or (ii) ten business days following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity acquiring 20% or more of our common stock (25% in the case of the Warburg Group). If such a triggering event occurs, unless the Rights are redeemed or have expired, our stockholders, other than the acquirer, will generally be entitled to purchase shares of our common stock at a 50% discount or, in the case of certain business combinations with the acquirer, purchase the common stock of the acquirer at a 50% discount. The Rights Plan may further discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Listing on the Nasdaq National Market

Our common stock is listed on the Nasdaq National Market under the symbol “ITMN”.

Registration rights

The Warburg Group is entitled to certain rights with respect to registration under the Securities Act of the shares of our common stock that they own. As of December 27, 2006, the Warburg Group beneficially owned 7,357,549 shares of our common stock. If we propose to register in an underwritten offering any of our securities under the Securities Act, either for our own account or for the account of others (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the securities), the Warburg Group is entitled to notice of the registration and is entitled to include, at our expense and subject to certain conditions, their shares of common stock in the registration and any related underwriting. In addition, the Warburg Group may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

Description of preferred stock

We have authority to issue 5,000,000 shares of preferred stock, $0.001 par value per share. As of December 27, 2006, we had no shares of preferred stock outstanding.

General

Under our Certificate of Incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

➢	the number of shares constituting each class or series;

➢	voting rights;

➢	rights and terms of redemption (including sinking fund provisions);

➢	dividend rights and rates;

➢	dissolution;

➢	terms concerning the distribution of assets;

➢	conversion or exchange terms;

➢	redemption prices; and

➢	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

➢	the title and stated value of the preferred stock;

➢	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

➢	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

➢	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

➢	the procedures for any auction and remarketing, if any, for the preferred stock;

➢	the provisions for a sinking fund, if any, for the preferred stock;

➢	the provision for redemption, if applicable, of the preferred stock;

Description of preferred stock

➢	any listing of the preferred stock on any securities exchange;

➢	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

➢	voting rights, if any, of the preferred stock;

➢	whether interests in the preferred stock will be represented by depositary shares;

➢	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

➢	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

➢

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

➢	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

➢	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

➢	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

➢	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Description of warrants

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

➢	the title of the warrants;

➢	the aggregate number of the warrants;

➢	the price or prices at which the warrants will be issued;

➢	the designation, terms and number of shares of debt securities,

➢	preferred stock or common stock purchasable upon exercise of the warrants;

➢	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

➢	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

➢	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

➢	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

➢	the minimum or maximum amount of the warrants which may be exercised at any one time;

➢	information with respect to book-entry procedures, if any;

➢	a discussion of certain federal income tax considerations; and

➢	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and the Company’s Certificate of Incorporation and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to the Company’s Certificate of Incorporation and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by the Company and incorporated by reference herein. See “Where You Can Find More Information”.

Our Certificate of Incorporation and Bylaws contain provisions that, together with the ownership position of the officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

Our Certificate of Incorporation limits the personal liability of our directors to InterMune and our stockholders to the fullest extent permitted by the DGCL. The inclusion of this provision in our Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

Our Bylaws provide that special meetings of stockholders can be called only by the board of directors, the Chairman of the board of directors or the Chief Executive Officer. Stockholders are not permitted to call a special meeting and cannot require the board of directors to call a special meeting. Any vacancy on the board of directors resulting from death, resignation, removal or otherwise or newly created directorships may be filled only by vote of the majority of directors then in office, or by a sole remaining director. Our Bylaws also provide for a classified board. See “Description of Common Stock”.

We are subject to the “business combination” statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder”, for a period of three years after the date of the transaction in which a person became an “interested stockholder”, unless:

➢	prior to such date the board of directors of the corporation approved either the “business combination” or the transaction which resulted in the stockholder becoming an “interested stockholder”;

➢

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder”, the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

➢

on or subsequent to such date the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of a least 66% of the outstanding voting stock which is not owned by the “interested stockholder”.

A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders”. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of InterMune may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Legal matters

Latham & Watkins LLP, Menlo Park, California, will issue an opinion about certain legal matters with respect to the securities.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Limitation on Liability and Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Certificate of Incorporation, Bylaws and the DGCL, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

➢	Our annual report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 13, 2006;

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The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2005 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2006.

➢	Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 9, 2006.

➢	Our quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 8, 2006.

➢	Our quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 7, 2006.

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Our current reports on Form 8-K of Form 8-K/A filed on January 6, 2006, February 2, 2006, March 17, 2006, March 21, 2006, March 28, 2006, April 18, 2006, April 27, 2006, May 31, July 27, August 1, 2006, September 25, 2006, October 17, 2006, October 26, 2006, November 3, 2006 and December 22, 2006.

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The description of our common stock, which is registered under Section 12 of the Exchange Act in our registration statement on Form 8-A, filed with the SEC on March 6, 2000, including any amendments or reports filed for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Investor Relations Department at InterMune, Inc., at 3280 Bayshore Boulevard, Brisbane, CA 94005, telephone: (415) 466-2200.